Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement on Form S-3 No. 333-258510 and related prospectus of CytomX Therapeutics, Inc., and
(2)
Registration Statements (Form S-8 No. 333-207694, 333-209992, 333-215795, 333-223491, 333-229916, 333-236711, 333-253452, 333-255832 and 333-263321) pertaining to the 2015 Equity Incentive Plan, the Employee Stock Purchase Plan and the 2019 Employment Inducement Incentive Plan, of CytomX Therapeutics, Inc.;

of our reports dated March 1, 2022, except for the effects of the restatement disclosed in Note 2 of the financial statements, as to which the date is March 27, 2023, with respect to the financial statements of CytomX Therapeutics, Inc., and the effectiveness of internal control over financial reporting of CytomX Therapeutics, Inc., included in this Annual Report (Form 10-K) of CytomX Therapeutics Inc., for the year ended December 31, 2021.

/s/ Ernst & Young LLP

San Jose, California

March 27, 2023